                          Certificate of Amendment of
                           Articles of Incorporation


                  Pursuant to the provisions of Nevada Revised Statues, Title 7,Chapter 78, it is hereby certified that:

                  FIRST: The name of the corporation (the "corporation") is HALO Holdings of Nevada, Inc.

                  SECOND: The Board of Directors of the corporation duly adopted the following resolution on April 26, 1999:

                  RESOLVED, that it is advisable in the judgment of the Board of Directors of the Corporation that the name of the Corporation be changed, and that, in order to accomplish the same, Article 1 of the Articles of Incorporation be amended to read as follows:

                           "1.      Company Name: A1 Internet.com, Inc."


                  FURTHER RESOLVED, that a special meeting of stockholders having voting power be and it is hereby called and that notice be given in the matter prescribed by the Bylaws of the Corporation and by Nevada Revise Statutes, Title 7, Chapter 78, unless the said stockholders shall waive the notice of meeting in writing or unless all of said stockholders shall dispense with the holding of a meeting and shall take action upon the proposed amendments by a consent in writing signed by them; and

                  FURTHER RESOLVED, that, in the event that the said stockholders shall adopt the aforesaid proposed amendments by a vote in favor thereof by at least a majority of the voting power or by a written consent in favor thereof signed by all of them without a meeting, the Corporation is hereby authorized to make by the hands of its President or a Vice President and by its Secretary or an Assistant Secretary a certificate setting forth the said amendment and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.

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         THIRD:  The total number of outstanding  shares having voting power of the corporation is 9,897,667, and the total number of votes entitled to be cast by the holders of all of said outstanding shares is 9,897,667,

         FOURTH: At a meeting of stockholders held on April 26, 1999, notice of which was duly given, the amendment herein certified were adopted by the holders of 7,362,000 shares, which represent 7,362,000 votes, and which constitute at least a majority of all of the voting power of the holders of shares having voting power.

Signed on April 26, 1999.


                                                     ---------------------------
                                                     Bruce Bertman,
                                                     Chief Executive Officer



                                                     ---------------------------
                                                     Leonard Tambasco,
                                                     President


                                                     ---------------------------
                                                     Leonard Tambasco,
                                                     Secretary

STATE OF                            )
                                    )  SS.:
COUNTY OF                           )


On July 7, 1999, personally appeared before me, Notary Public, for the State and County aforesaid, Leonard Tambasco, as President of HALO Holdings of Nevada, Inc., who acknowledged that he executed the above instrument.


                                                     ---------------------------
                                                                 Notary Public


[Notarial Seal]

                                STATE OF NEVADA
                       OFFICE OF THE SECRETARY OF STATE


                              OFFICER'S STATEMENT
              (Please submit with original certificate of filing
                        issued by the state of origin)


1.       Name of Corporation: ____HALO Holdings of Nevada, Inc.___________
                                       (currently on file in Nevada)

2.       State of Incorporation: _________________Nevada__________________
3.       Change(s) Reflected by Filing of Document:
         (check appropriate box(es) and describe below)

         ______ Amended/Restated Articles
         __X___ Name Change
         ______ Modified Corporate Powers/Purpose (s)
         ______ Reclassification/Change of Authorized Stock
         ______ Other

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

4.       Signature of Corporation Officer:
         ____Leonard Tambasco___________________      _________July 7, 1999___
             (Name and title of officer making statement)         (Date)

5.       Acknowledgment:

         State of _____________________

         County of ___________________

This instrument was acknowledged before me on _______July 7, 1999___________ by
                                                        (date)

______________________Leonard Tambasco____ as ____President_____________________
  (name of person)                    (type of authority, e. g. president, etc.)

of ___________________HALO Holdings of Nevada, Inc.______________________
         (name of party on behalf of whom instrument was executed)


                                                 -------------------------------
(Notary Stamp)                                   (Signature of natorial officer)